______________________________________________________________________

CONFORMED COPY

Operation Number 36384

FIRST AMENDMENT TO LOAN AGREEMENT

between

BALYKSHY L.L.P.

and

EUROPEAN BANK

FOR RECONSTRUCTION AND DEVELOPMENT

Dated 28 June 2007

______________________________________________________________________

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This AMENDMENT AGREEMENT (this “Amendment Agreement”) dated 28 June 2007 is made between BALYKSHY L.L.P., a limited liability partnership organized and existing under the laws of the Republic of Kazakhstan with registered address at 12 Murat Uskenbaev Street, Atash Village, Tupkaragan District, Mangistau Region, the Republic of Kazakhstan (the “Borrower”), and EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT, an international organisation established by treaty (“EBRD”).

RECITALS

WHEREAS:

•

The Borrower and EBRD have entered into a loan agreement dated 21 December 2006 (the “Loan Agreement”) pursuant to which the Bank agreed, inter alia, to make available to the Borrower a loan in an amount not to exceed twenty four million Dollars (US$24,000,000), upon the terms and subject to the conditions of the Loan Agreement; and

•	The Borrower and the Bank wish to make certain changes to the Loan Agreement as set forth below.

IT IS THEREFORE AGREED, IN CONSIDERATION OF THESE PRESENTS, the parties agree AS FOLLOWS:

•DEFINITIONS

•Definitions

In this Amendment Agreement (including the recitals hereof), terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

•Interpretation

(a) In this Agreement, unless the context otherwise requires, words denoting the singular include the plural and vice versa.

(b) In this Agreement, a reference to a specified Article, Section, Schedule or Exhibit shall be construed as a reference to that specified Article or Section of, or Schedule or Exhibit to, this Agreement.

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(c) In this Agreement, a reference (i) to an amendment or to an agreement being amended includes a supplement, variation, assignment, novation, restatement or re-enactment, and (ii) to an agreement shall be construed as a reference to such agreement as it may be amended from time to time.

(d) In this Agreement, the headings and the Table of Contents are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) In this Agreement, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting shares, by contract or otherwise.

(f)  In this Agreement, a Default is outstanding or continuing until it has been remedied or waived by EBRD in writing.

(g) In this Agreement, a reference to a document being “in the Agreed Form” means that the form of such document has been agreed by the parties hereto and that a copy thereof has been initialled for the purpose of identification by EBRD and the Borrower.

(h) In this Agreement, any reference to “law” means any law (including, any common or customary law) and any treaty, constitution, statute, legislation, decree, normative act, rule, regulation, judgment, order, writ, injunction, determination, award or other legislative or administrative measure or judicial or arbitral decision in any jurisdiction which has the force of law or the compliance with which is in accordance with general practice in such jurisdiction.

(i)  In this Agreement, any reference to a provision of law, is a reference to that provision as from time to time amended or re-enacted.

(j)  In this Agreement, a reference to a “person” includes any person, natural or juridical entity, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing and references to a “person” include its successors in title, permitted transferees and permitted assigns.

(k) In this Agreement, “including” and “include” shall be deemed to be followed by “without limitation” where not so followed.

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•AMENDMENT TO THE LOAN AGREEMENT

•Variation to Sub-section (b)(1) of definition of “Cash Available for Debt Service” or “CADS” of the Loan Agreement

Sub-section (b)(1) of the definition of “Cash Available for Debt Service” or “CADS” of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“any capital expenditures incurred by the Borrower during such period which are not financed through the Loan or any subordinated loan;”

•Variation of definition of “Commitment Period” of the Loan Agreement

The definition of “Commitment Period” of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

““Commitment Period”

means the period commencing on 21 December 2006 and terminating on the earlier of 28 June 2009 and the date the obligation of EBRD to make Disbursements hereunder terminates in accordance with the terms of this Agreement.”

•Variation to definition of “Completion Guarantee” of the Loan Agreement

The definition of “Completion Guarantee” of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

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““ Completion Guarantee “

means the irrevocable completion and performance guarantee by the Guarantor of amounts owing to EBRD under the Financing Agreements, and amounts needed by the Borrower for the Project, which guarantee shall be in form and substance satisfactory to EBRD, shall be supported by the Letter of Credit, and shall remain in full force and effect until the earlier of (i) the Project Completion Date; and (ii) the date that EBRD notifies the Borrower that all amounts due to EBRD under the Financing Agreements have been irrevocably and unconditionally paid in full.

Section 2.03 A. Variation to definition of “Financial Year” of the Loan Agreement

The definition of “Financial Year” of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

““Financial Year”	means the period commencing each year on 1 January and ending on the following 31 December.”

•Variation to definition of “Financing Agreements” of the Loan Agreement

The definition of “Financing Agreements” of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

““Financing Agreements”	means:
(a) this Agreement;
(b) the Investment Agreement;
(c) the Shareholders Agreement;
(d) the Put Option Agreement;

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(e) the Completion Guarantee;
(f) the Share Retention Deed;
(g) the Subordination Deed;
(h) the Security Documents;

(i) the Disbursement applications referred to in Section 3.02 (Disbursements) and any notices, certificates and applications issued by the Borrower or any other party to EBRD in each case in connection with this Agreement or the Financing Agreements; and

(j) any other agreement designated as a Financing Agreement by the Borrower and EBRD.”

•Variation to definition of “Generally Accepted Accounting Principles” of the Loan Agreement

The definition of “Generally Accepted Accounting Principles” of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

““Generally Accepted Accounting Principles”	means accounting principles generally accepted in the United States of America and consistently applied.”

•Variation to definition of “Guarantors” of the Loan Agreement

The definition of “Guarantors” of the Loan Agreement shall be amended by

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deleting it in its entirety and replacing it with the following:

““Guarantor”	means the Sponsor.”

•Variation to definition of “Letter of Credit” of the Loan Agreement

The definition of “Letter of Credit” of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

““Letter of Credit”

means the letter of credit in an amount of USD5,000,000 (five million Dollars) issued in favour of EBRD as beneficiary by a bank acceptable to EBRD to partially support the obligations of the Guarantor under the Completion Guarantee.”

•Variation to definition of “Loan Life Cover Ratio” of the Loan Agreement

The definition of “Loan Life Cover Ratio” of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

““Loan Life Cover Ratio”	means, at any date, the ratio, of;

(a) present value of Cash Available for Debt Service from the period commencing on such date and ending on the final maturity date of the Loan discounted at the weighted average interest rate per annum of the Loan; to

(b) the aggregate principal amount of all outstandings under the Loan at such date.”

•Deletion of various definitions of the Loan Agreement

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The following definitions of the Loan Agreement shall be deleted:

(i)	“Intercreditor and Security Sharing Agreement”;
(ii)	“Parallel Lender”;

(iii) “Parallel Loan”; and

(iv) “Parallel Lender Loan Agreement”.

•Variation to definition of “Shareholder” of the Loan Agreement

The definition of “Shareholder” of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

““Shareholder”	means Caspian Real Estate Limited, a limited liability company organised and existing under the laws of the British Virgin Islands, owned one hundred per cent. (100%) by the Sponsor.”

•Variation to Section 2.01(b) (Estimated Project Costs) of the Loan Agreement

Section 2.01(b) (Estimated Project Costs) of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“(b)     Estimated Project Costs.      As of the date of this Agreement, the total estimated cost of the Project is approximately eighty million five hundred and ten thousand Dollars (USD 80,510,000) as follows:

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Item	USD (‘M)	% of Total
1. Land	8.70	10.8%
2. Dredging	3.12	3.9%
3. Service Jetty and Jetty Services	7.85	9.8%
4. Reclaim and Wharf	4.88	6.1%
5. Breakwater	2.63	3.3%
6. Civil Works and Site Services	5.64	7.0%
7. Fuel, Water and Waste Storage	2.10	2.6%
8. Energy Centre and Fire Protection	2.28	2.8%
9. Warehouse, Offices and Transit Lounge	4.91	6.1%
10. Desalinisation Plant	2.27	2.8%
11. Professional Services and Insurance	5.41	6.7%
12. Preliminaries and Start Up Costs	10.87	13.5%
13. Import and Local VAT & Customs	10.93	13.6%
14. Transaction Costs and Contingencies	8.92	11.0%
Total Project Cost	80.51	100%”

•Variation to Section 2.01(c) (Financing Plan) of the Loan Agreement

Section 2.01(c) (Financing Plan) of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“(c)     Financing Plan.         The anticipated sources of financing the Project are as follows:

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Source	USD (‘M)	% of Total
Equity
a. Sponsor
A Land Contribution	8.70	10.8%
B Cash Equity (see Note 1)	29.81	37.0%
b. EBRD	10.00	12.4%
Total Equity	48.51	60.2%
Senior Debt
EBRD
A Loan	16.00	19.4%
B Loan	16.00	19.4%
Total Debt	32.00	39.8%
Total Financing	80.51	100%”

Note 1: The Cash Equity amount of USD29.81 million may include all audited historical Project Costs as set out in 2.01(b) of this Agreement incurred by the Sponsor or its Affiliates

•Variation to Section 3.01 (Amount and Currency) of the Loan Agreement

Section 3.01 (Amount and Currency) of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“On and subject to the terms and conditions of this Agreement, EBRD agrees to lend to the Borrower an amount not to exceed USD 32,000,000 (thirty two million Dollars) consisting of:

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(1)       the A Loan in an amount not to exceed USD 16,000,000 (sixteen million Dollars); and

(2)       the B Loan in an amount not to exceed USD 16,000,000 (sixteen million Dollars).”

•Variation to Section 3.04 (a) and Section 3.04(b) of the Loan Agreement

•    Section 3.04 (a) of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“The Borrower shall pay to EBRD during the Commitment Period a commitment charge at the rate of 0.5% per annum on so much of the Loan as has not, from time to time, been disbursed to the Borrower or cancelled. The commitment charge shall accrue from day to day, in the case of the A Loan, from the date which is 60 days after the date of this Agreement and, in the case of the B Loan, from the date which is 60 days after the date EBRD receives a formal commitment from a Participant to acquire a Participation as notified by EBRD to the Borrower. The commitment charge shall be calculated on the basis of the actual number of days elapsed in the relevant period and a 360-day year and shall be due and payable in arrears on each Interest Payment Date (even though no interest may be payable on such date).”

(b) Section 3.04(b) of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“The Borrower shall pay to EBRD a front-end commission of USD 120,000 (one hundred and twenty thousand Dollars) in respect of the A Loan and USD 120,000 (one hundred and twenty thousand Dollars) in respect of the B Loan. Such front-end commission shall be due and payable not later than the earliest to occur of (i) the date of the cash equity contribution of the Sponsor referred to in Section 2.01(c); (ii) the first Disbursement or (iii) sixty (60) Business Days after 21 December 2006. The Borrower shall pay to EBRD an additional front-end commission of USD 40,000 (forty thousand Dollars) in respect of the A Loan and USD 40,000 (forty thousand Dollars) in respect of the B Loan, each payable on the earliest to occur of (i) the first Disbursement; or (ii) thirty (30) Business Days after 28 June 2007.”

•Variation to Section 3.07 (Repayment) of the Loan Agreement

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Section 3.07 (Repayment) of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“(a)           The Borrower shall repay the Loan in 10 (ten) equal (or as nearly equal as possible) semi-annual instalments commencing on the Interest Payment Date immediately following 28 June 2010, provided that if any Disbursement is made after one (1) or more of such repayment dates, such Disbursement shall be allocated by EBRD for repayment on each of the remaining repayment dates described above in amounts which are pro rata to the amounts of the respective remaining instalments of the Loan on each such repayment date (with EBRD adjusting those allocations as necessary so as to achieve whole numbers in each case).

(b) The dates for payment of principal of the Loan are intended to coincide with Interest Payment Dates. If any Interest Payment Date is affected by the proviso to the definition of “Interest Payment Date,” then the corresponding date for payment of principal shall be changed to coincide with such Interest Payment Date.”

•Variation to Section 4.01(a) (Financing Agreements) of the Loan Agreement

Section 4.01(a) (Financing Agreements) of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“(a)           Financing Agreements. EBRD shall have received duly executed originals of the following agreements:

(1)	the Investment Agreement;
(2)	the Shareholders Agreement;
(3)	the Put Option Agreement;
(4)	the Completion Guarantee;
(5)	the Share Retention Deed; and
(6)	the Subordination Deed.”

•Variation to Section 4.01(k) (Process Agent Appointments) of the Loan Agreement

Section 4.01(k) (Process Agent Appointments) of the Loan Agreement shall be

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amended by deleting it in its entirety and replacing it with the following:

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“(k)           Process Agent Appointments. EBRD shall have received written confirmation from the agents for service of process appointed by the Borrower, the Guarantor and the Shareholder pursuant to the Financing Agreements and of their acceptances of such appointments.”

•Variation to Section 4.01(m) (Equity and Senior Financing) of the Loan Agreement

Section 4.01(m) (Equity and Senior Financing) of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“(m)          Equity and Senior Financing. EBRD shall have received a letter from the Auditors of the Borrower confirming that the equity contribution of USD29,810,000 referred to in the Financing Plan detailed in Section 2.01(c) of this Agreement, shall have been contributed by, or on behalf of, CREL to the Borrower in full.”

•Variation to Section 4.02(d) (No Material Adverse Change) of the Loan Agreement

Section 4.02(d) (No Material Adverse Change) of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“(d)           No Material Adverse Change. Nothing shall have occurred which, in the reasonable opinion of EBRD, would have a material adverse effect on the Project, the business, operations or financial condition of the Borrower, the Sponsor or the Shareholder or the ability of the Borrower, the Shareholder or any Guarantor to perform any of its material obligations under any Financing Agreement or Project Agreement.”

•Variation to Section 5.15 (Debt Service Reserve Account) of the Loan Agreement

Section 5.15 (Debt Service Reserve Account) of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

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“The Borrower shall establish and maintain a Debt Service Reserve Account in the Account Bank. The Borrower shall promptly following the preparation of the semi-annual accounts for each Cash Sweep Calculation Period transfer to the Debt Service Reserve Account an amount equal to one hundred per cent. (100%) of the Excess Cash for the relevant Cash Sweep Calculation Period standing to the credit of the Borrower’s Revenue Account starting on the date which falls six (6) calendar months after 21 December 2006 and ends on the date that the Debt Service Reserve Account shall have accumulated a balance which shall not be less than the Debt Service Reserve Amount. The Borrower shall not withdraw funds from the Debt Service Reserve Account for any purpose without the prior written consent of EBRD. The Borrower shall pledge the Debt Service Reserve Account to the EBRD as first ranking security for all amounts payable under this Agreement and any other Financing Agreement.”

•Variation to Section 7.01(d) (Representations) of the Loan Agreement

Section 7.01(d) (Representations) of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“(d)           Representations. Any representation or warranty made or confirmed by the Borrower, the Shareholder or any Guarantor, in any Financing Agreement or Project Agreement was false or misleading in any material respect when made or repeated.”

•Variation to Section 7.01(f) (Bankruptcy) of the Loan Agreement

Section 7.01(f) (Bankruptcy) of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“(f)            Bankruptcy. A decree or order by a court is entered against the Borrower, the Shareholder or any Guarantor adjudging the Borrower, the Shareholder or any Guarantor bankrupt or insolvent or ordering the winding up or liquidation of its affairs; or a petition is filed seeking reorganisation, administration, arrangement, adjustment, composition or liquidation of or in respect of the Borrower, the Shareholder or any Guarantor under any applicable law; or a receiver, administrator, liquidator, assignee, trustee, sequestrator, secured creditor or other similar official is appointed over

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or in respect of the Borrower, the Shareholder or any Guarantor or any substantial part of its property or assets; or the Borrower, the Shareholder or any Guarantor institutes proceedings to be adjudicated bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it, or files a petition or answer or consent seeking reorganisation, administration, relief or liquidation under any applicable law, or consents to the filing of any such petition or to the appointment of a receiver, administrator, liquidator, assignee, trustee, sequestrator, secured creditor or other similar official of the Borrower, the Shareholder or any Guarantor or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or any other event occurs which under any applicable law would have an effect analogous to any of the events listed in this Section.”

•Variation to Section 7.01(i) (Material Adverse Effect) of the Loan Agreement

Section 7.01(i) (Material Adverse Effect) of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“(i)            Material Adverse Effect. Any circumstance or event occurs which, in the reasonable opinion of EBRD, is likely to have a material adverse effect on the Project or the business, operations or financial condition of the Borrower, the Shareholder or any Guarantor or the ability of the Borrower, the Sponsor or the Shareholder to perform any of its material obligations under any Financing Agreement or Project Agreement.”

•Variation to Section 8.03 (Notices) of the Loan Agreement

Section 8.03 (Notices) of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“Any notice, application or other communication to be given or made under this Agreement to EBRD or to the Borrower shall be in writing. Except as otherwise provided in this Agreement, such notice, application or other communication shall be deemed to have been duly given or made when it is delivered by hand, airmail, telex or facsimile transmission to the party to which it is required or permitted to be given or

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made at such party’s address specified below or at such other address as such party designates by notice to the party giving or making such notice, application or other communication.

For the Borrower:

Balykshy L.L.P.

3rd Floor

174B Furmanov Street

Almaty

Republic of Kazakhstan

Attention:	Paul Roberts, Director
Fax:	+7 (327) 272 8450

For EBRD:

European Bank for Reconstruction and Development

One Exchange Square

London EC2A 2JN

United Kingdom

Attention:	Operation Administration Unit
Fax:	+44-20-7338-6100
Telex:	8812161
Answerback:	EBRD L G”

•Variation to Item 4(e) of Exhibit A (Form of Disbursement Application) of the Loan Agreement

Item 4(e) of Exhibit A (Form of Disbursement Application) of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“(e)     nothing has occurred which would have a material adverse effect on the Project, the business operations or financial condition of the Borrower, the Sponsor or the

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Shareholder or the ability of the Borrower, the Shareholder or any Guarantor to perform any of its material obligations under any Financing Agreement or Project Agreement; and”

•MISCELLANEOUS

•Effectiveness

This Amendment Agreement shall take effect on the date on which it is executed.

•Continuing Agreement

This Amendment Agreement is supplemental to, and shall be construed as one with the Loan Agreement and after the date referred to in Section 3.01 (Effectiveness) and, from that date, all references to the Loan Agreement and/or in the Loan Agreement to this “Agreement” shall be deemed to be references to the Loan Agreement as amended hereby. The Borrower and the Bank hereby confirm that the Loan Agreement remains and shall continue in full force and effect as expressly amended by this Amendment Agreement.

•Representations and Warranties

The Borrower represents and warrants to the Bank that:

•          it is duly organised and validly existing under the laws of the Republic of Kazakhstan and has all requisite power and authority, corporate or otherwise, to enter into, execute, deliver and perform this Amendment Agreement;

•          it has taken all necessary action to authorise the execution, delivery and performance by it of this Amendment Agreement;

•this Amendment Agreement has been duly executed and delivered by it and constitutes its valid and legally binding obligations, enforceable in accordance with its terms;

•          the execution, delivery and performance of this Amendment Agreement will not violate and applicable law nor will they violate any provision of its Charter nor conflict with or breach or require any consent under any agreement or instrument to which the Borrower is a party or by which the Borrower or any of its assets or properties are bound;

•          no authorisations, approvals, consents, recordings, filings, exemptions, registrations, notarisations or other requirements of or with any governmental, judicial and public bodies and authorities of or in the Republic of Kazakhstan are required in connection with the execution, validity and performance by the Borrower of this Amendment Agreement nor for the enforceability thereof by EBRD; and

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•          no payment of any duty or tax and no action whatsoever which has not been duly and unconditionally obtained, made or taken is necessary or desirable to ensure the validity, legality and enforceability of this Amendment Agreement.

•Governing Law

This Amendment shall be governed by and construed in accordance with English law.

•Arbitration and Jurisdiction

The provisions of Section 8.09 (Arbitration and Jurisdiction) of the Loan Agreement shall apply to this Amendment Agreement as if same were set out herein in full, mutatis mutandis, and (without limitation) as if references therein to “this Agreement” were construed as being references to this Amendment Agreement.

•Incorporation of Terms from Loan Agreement

The provisions of Sections 8.03 (Notices), 8.04 (English Language), 8.06 (Rights, Remedies and Waivers), 8.10 (Privileges and Immunities of EBRD), 8.11 (Waiver and Sovereign Immunity) and 8.12 (Successor and Assigns; Third Party Rights) of the Loan Agreement shall be deemed incorporated into and to form part of this Amendment Agreement, as if same were set out herein in full, mutatis mutandis, and (without limitation) as if references therein to “this Agreement” were references to this Amendment Agreement.

•Counterparts

This Amendment Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorised representatives, have caused this Agreement to be signed in their respective names as of the date first above written.

BALYKSHY L.L.P

By: [signature] Name: Paul Roberts Title: Director

EUROPEAN BANK

FOR RECONSTRUCTION AND DEVELOPMENT

By: [signature] Name: Matteo Colangeli Title: Principal Banker

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